Power of Attorney

        Know all by these presents, that each of the undersigned hereby constitutes and appoints David L. Douglass, with full power of substitution, the undersigned's true and lawful attorney in fact to:

        1     prepare, execute in each of the undersigned's name and
on each of the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission, the "SEC", a form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16a of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

        2     execute for and on behalf of each of the undersigned, in each of the undersigned's capacity as an director and/or 10% holder of
Neurometrix, Inc, the "Company", Forms 3, 4 and 5 in accordance with
Section 16a of the Securities Exchange Act of 1934 or any rules thereunder;

        3     do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

        4    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney in fact on behalf of each of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

        Each of the undersigned hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Each undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

       The power of attorney shall remain in full force and effect until either one of the undersigned is no longer required to file forms 3, 4, and 5 with respect to each of the undersigned's holdings of and transactions in securities issued by the Company, unless ealier revoked by either one of the undersigned in writing delivered to the foregoing attorney in fact.

       In witness whereof, the undersigned has caused this power of attorney to be executed as of this 21th day of July, 2004.

    /s/ Donald J. Lothrop                       /s/ James J. Bochnowski
          Signature                                    Signature

       Donald J. Lothrop                            James J. Bochnowski
         Print Name                                    Signature